UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                                [GRAPHIC OMITTED]
        Date of Report (Date of earliest event reported): March 30, 2005

                            ZEVEX INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                      1-12965                 87-0462807
(State or other jurisdiction of       (Commission            (I.R.S. Employer
Incorporation or organization)        File Number)          Identification No.)



                  4314 ZEVEX Park Lane, Salt Lake City, Utah  84123
                   (Address of principal executive offices) (Zip Code)


                                 (801) 264-1001
                         (Registrant's telephone number,
                              including area code)


                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


 |_| Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

 |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)
 |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))
 |_| Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange
     Act (17 CFR 240.13e-4(c)) [GRAPHIC OMITTED]

Item 2.02               Results of Operations and Financial Condition

       The information contained in this Item 2.02 and the exhibit hereto are being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

       On March 30, 2005, the Company issued a press release announcing financial results for the fourth quarter and fiscal year ended December 31, 2004. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                     Financial Statements and Exhibits

       (c) Exhibits.
             The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit
Number                                           Description
---------------------    ------------------------------------------------------
99.1*                    Press Release Dated March 30, 2005.

[GRAPHIC OMITTED]
* This information shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.



[GRAPHIC OMITTED]

                                    Signature

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



DATED: April 5, 2005                    ZEVEX International, Inc.

                                        By:     /s/ Phillip L. McStotts
                                                Phillip L. McStotts
                                                Chief Financial Officer

Exhibit 99.1





FOR IMMEDIATE RELEASE

ZEVEX REPORTS RESULTS FOR FOURTH QUARTER AND TWELVE MONTHS ENDED DECEMBER 31,
2004


SALT LAKE CITY, UTAH - March 30, 2005 - ZEVEX International Inc. (NASDAQ: ZVXI) reported financial results for the three and twelve months ended December 31, 2004.

Revenue from the company's Therapeutics and Applied Technology divisions for the fourth quarter of 2004 increased 3% to $5.9 million, compared with $5.7 million for the fourth quarter of 2003, not including revenue from the Physical Evaluation division that was sold in December 2003. Total revenue, including revenue from the Physical Evaluation division, was $6.3 million in the fourth quarter of 2003. For the year ended December 31, 2004 revenue increased 3% to $23.6 million, compared with $22.9 million for the year ended December 31, 2003, not including revenue from the division that was sold in December 2003. Total revenue for 2003 was $25.9 million including revenue from the division that was sold.

The net loss for the fourth quarter ended December 31, 2004 was $285,929, or $0.08 per share, compared with a net loss of $8,019,543, or $2.36 per share, for the fourth quarter in 2003, which included a loss on the sale of the Physical Evaluation division and asset and goodwill impairment. The net loss for the fourth quarter of 2004 was due to the product sales mix affecting gross profit, as well as a number of higher expenses totaling approximately $270,000. These expenses included costs associated with the January 2005 EnteraLite(R) Infinity(TM) product launch and manufacturing start-up costs, non-recurring legal fees, and accruals for inventory obsolescence and product warranty reserves. For the year ended December 31, 2004, the net loss was $178,977, or $0.05 per share, compared with a net loss of $8,277,542, or $2.43 per share, for 2003, which included the loss on the sale of the Physical Evaluation division and asset and goodwill impairment.

For the year ended December 31, 2004, total Applied Technology division revenue grew by approximately 7%. Specifically, surgical handpiece and sensor revenue held steady during the year, and medical systems revenue increased by approximately $2.2 million, or 360%, for 2004. This increase more than offset lower engineering revenue which declined approximately $1.2 million, or 64%, as certain programs have now moved from engineering to manufacturing.

Total Therapeutics division revenue grew by approximately 1% over the prior year. Sales of the company's EnteraLite(R) enteral feeding pumps and disposable sets grew 8% over 2003. International sales of Therapeutics products increased 5% over the prior year. Stationary disposable set sales decreased by 18%.

For the year ended December 31, 2004, operating expenses decreased to $8.6 million, or 36% of sales, compared with $10.1 million, or 39% of sales, for the year ended December 31, 2003, excluding asset and goodwill impairment charges. Research and development expenses for 2004 were $1.4 million, or 6% of sales, compared to $1.8 million, or 7% of sales, in 2003.

Chief Executive Officer David J. McNally, said, "Sales from our Applied Technology division, in which we make components and systems for other medical companies, continued to experience slower orders from our three largest customers, compared to sales during the fourth quarter of 2003. However, sales to each of these customers during the fourth quarter increased over sales during the third quarter of 2004. We expect that based upon the trend with these major customers and continuing strong medical systems sales, Applied Technology sales should continue to grow during 2005.

"In January, we introduced the new EnteraLite(R) Infinity(TM) enteral feeding pump into the North American market. The initial market response is very encouraging. Internationally, we expect that sales of enteral feeding pumps to Royal Numico will provide approximately $3.5 million in additional revenue during 2005, beginning in late second quarter or early third quarter. Based upon expected sales growth and improving margins from our forecasted product mix, we expect profitability will improve during the second half of 2005," Mr. McNally continued.

CONFERENCE CALL
ZEVEX International Inc. invites all those interested to join the ZEVEX management team for its earnings conference call for the fourth quarter ended December 31, 2004. The call will be held Wednesday, March 30, 2005, at 2:30 p.m. Mountain Time (4:30 p.m. Eastern, 3:30 p.m. Central, and 1:30 p.m.Pacific). The telephone numbers for the call are as follows:
Domestic:  1-800-219-6110
International:  1-303-262-2140

A live webcast and a rebroadcast of the conference call will be available on the company's website at www.zevex.com and www.streetevents.com. To listen to the live broadcast, please enter the site 10-15 minutes prior to the call in order to download any necessary software, and then click on the "Live Webcast" link on the ZEVEX Home Page to access the call. The webcast will be archived on both sites. There is no other replay access to the call.

ABOUT ZEVEX INTERNATIONAL
ZEVEX International, Inc. (www.zevex.com), founded in 1986, transforms life with its patented and proprietary medical device technologies. The Therapeutics division markets award-winning enteral nutrition delivery devices. The Applied Technology division designs and manufactures advanced medical components and systems for the Therapeutics division, as well as for other medical technology companies.

Forward-Looking Statements
Statements made in this press release, including those relating to anticipated growth and other statements regarding future performance, are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things, the company's efforts to improve its sales and margins in its core businesses may not be effective or such efforts could be more difficult or expensive than the company currently anticipates. Moreover, the company could experience further delays in orders for its contract manufacturing products or in the launch of planned new products that could delay the receipt of anticipated revenue. In addition to the foregoing, the economic, competitive, governmental, technological and other factors identified in the company's filings with the Securities and Exchange Commission, including the Forms 10-K for the years ended December 31, 2004 and 2003, may cause actual results or events to differ materially from those described in the forward looking statements in this press release.

Contact:
Nancy E. Schultz
Director, Corporate Communications/Investor Relations
ZEVEX International Inc.
801-264-1001 Ext. 203
nschultz@zevex.com

                                Tables to Follow

                            ZEVEX INTERNATIONAL, INC.

CONSOLIDATED STATEMENT OF OPERATIONS


                                                          Three Months Ended               Twelve Months Ended
                                                              December 31,                      December 31,
                                                            2004            2003*             2004             2003*
Revenue:
  Product sales                                          $5,787,653       $6,068,999       $22,968,163      $24,015,057
  Engineering services                                       74,595          197,143           666,192        1,854,819
                                                            -------          -------            -------       ---------
  Total revenue                                          $5,862,248       $6,266,142       $23,634,355      $25,869,876

  Cost of sales                                           3,983,910        5,353,679        15,177,377       17,546,081
                                                          ---------        ---------        ----------       ----------
                                                          1,878,338          912,463         8,456,978        8,323,795
Gross profit

Operating expenses:
  Selling, general and administrative                     1,733,768        2,144,284         7,142,513        8,316,822
  Research and development                                  437,338          435,109         1,430,692        1,817,581
  Asset & goodwill impairment                                     -        1,566,967                 -        1,566,967
                                                          ----------       ---------           -------        ---------

Total operating expenses                                  2,171,106        4,146,360         8,573,205       11,701,370


Operating loss                                            (292,768)       (3,233,897)         (116,227)      (3,377,575)


Other income (expense):
  Interest and other income                                   7,233            1,193            22,209            8,406
  Interest expense                                         (27,235)         (46,351)         (142,042)        (284,640)
  Loss on sale of business                                        -      (4,692,445)                -       (4,692,445)
  Gain on sale of assets                                          -           25,861                -            25,861
                                                          ----------      ----------         ----------        --------


Loss before income taxes                                  (286,909)      (7,971,500)         (210,199)      (8,346,254)

Benefit (provision) for income taxes                            980         (48,043)            31,222           68,712
                                                     --------------  ------ --------  ------    ------  ---------------

Net loss                                                 ($285,929)     ($8,019,543)        ($178,977)     ($8,277,542)
                                                         ==========     ============        ==========     ============

Basic net loss per share                                    ($0.08)          ($2.36)           ($0.05)          ($2.43)
                                                         ==========     ============        ==========     ============
Weighted average shares outstanding                       3,400,964        3,400,964         3,400,964        3,400,964
                                                          =========        =========         =========        =========

Diluted net loss per share:                                 ($0.08)          ($2.36)           ($0.05)          ($2.43)
                                                            =======          =======           =======          =======
Diluted weighted average shares outstanding               3,400,964        3,400,964         3,400,964        3,400,964
                                                          =========        =========         =========        =========

*Data contains financial results from the company's Physical Evaluation division sold December 31, 2003.



                                                       ZEVEX INTERNATIONAL, INC.
                                                      CONSOLIDATED BALANCE SHEET


                                                                                         December 31,          December 31,
                                                                                             2004                   2003

ASSETS

Current Assets
  Cash and cash equivalents                                                                   $ 212,859            $668,089
  Designated cash for sinking fund payment on industrial development bond                        96,042              95,277
  Accounts receivable, net of allowances for doubtful accounts of $192,000
       and $185,000                                                                           3,563,436           3,830,341
  Other receivable                                                                               35,500           1,200,000
  Inventories                                                                                 4,584,755           4,114,567
  Marketable securities                                                                          29,250              88,000
  Income taxes receivable                                                                            --             442,548
  Prepaid expenses and other current assets                                                     149,690             115,457
                                                                                          -------------        ------------
  Total current assets                                                                        8,671,532          10,554,279

  Property and equipment, net                                                                 4,345,942           4,799,120
  Patents, trademarks and other intangibles, net                                                335,244             330,277
  Goodwill, net                                                                               4,048,264           4,048,264
  Other assets                                                                                       --                 145
                                                                                            -----------         -----------
  Total assets                                                                              $17,400,982         $19,732,085
                                                                                            ===========         ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable                                                                           $1,949,618          $1,540,700
  Other accrued liabilities                                                                     606,734             525,071
  Deferred revenue                                                                                   --             538,770
  Income taxes payable                                                                            2,005                  --
  Bank line of credit                                                                                --           1,810,970
  Current portion of industrial development bond                                                100,000             100,000
  Current portion of other long-term debt                                                        53,246              50,430
  Current portion of capital leases                                                                                 122,950
                                                                                            ------------        -----------

  Total current liabilities                                                                   2,711,603           4,688,891

  Industrial development bond                                                                 1,200,000           1,300,000
  Other long-term debt                                                                          766,362             819,608

Stockholders' Equity
  Common stock; $.001 par value, 10,000,000 authorized shares, 3,440,197 issued and 3,400,964 outstanding at December 31, 2004 and December 31, 2003

                                                                                                  3,440               3,440
  Additional paid-in capital                                                                 16,290,452          16,290,452
  Unrealized (loss) gain on marketable securities                                              (18,525)               3,067
  Treasury stock, 39,233 shares (at cost) at December 31, 2004 and
     December 31, 2003                                                                         (89,422)            (89,422)
  Accumulated deficit                                                                       (3,462,928)         (3,283,951)
                                                                                             ----------          ----------
  Total stockholders' equity                                                                 12,723,017          12,923,586
                                                                                             ----------          ----------
  Total liabilities and stockholders' equity                                                $17,400,982         $19,732,085
                                                                                            ===========         ===========